Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
The following is a list of significant subsidiaries of the Company as of December 31, 2018.

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo International plc
Actient Therapeutics, LLC	Delaware	Indirect
Anchen Pharmaceuticals 2, Inc.	Delaware	Indirect
Astora Women’s Health, LLC	Delaware	Indirect
Auxilium Pharmaceuticals, LLC	Delaware	Indirect
Endo Bermuda Finance Limited	Bermuda	Indirect
Endo DAC	Ireland	Direct
Endo Finance II Limited	Ireland	Indirect
Endo Finance IV Limited	Ireland	Indirect
Endo Finance Limited	Ireland	Indirect
Endo Finance LLC	Delaware	Indirect
Endo Finance Operations LLC	Delaware	Indirect
Endo Global Biologics Limited	Ireland	Indirect
Endo Global Ventures	Bermuda	Indirect
Endo Health Solutions Inc.	Delaware	Indirect
Endo Ireland Finance Limited	Ireland	Indirect
Endo Luxembourg Finance Company I S.a r.l.	Luxembourg	Indirect
Endo Luxembourg Finance Company II S.a r.l.	Luxembourg	Indirect
Endo Luxembourg Holding Company S.a r.l.	Luxembourg	Indirect
Endo Management Limited	Ireland	Indirect
Endo Par Innovation Company, LLC	Delaware	Indirect
Endo Pharmaceuticals Inc.	Delaware	Indirect
Endo TopFin Limited	Ireland	Indirect
Endo U.S. Inc.	Delaware	Indirect
Endo US Holdings Luxembourg I S.a r.l.	Luxembourg	Indirect
Endo US Holdings Luxembourg II S.a r.l.	Luxembourg	Indirect
Endo Ventures Limited	Ireland	Indirect
Generics Bidco I, LLC (doing business as Par Pharmaceutical)	Delaware	Indirect
Generics International (US Parent), Inc.	Delaware	Indirect
Generics International (US) 2, Inc.	Delaware	Indirect
Hawk Acquisition Ireland Limited	Ireland	Indirect
JHP Group Holdings 2, Inc.	Delaware	Indirect
JHP Group Holdings, LLC	Delaware	Indirect
Luxembourg Endo Specialty Pharmaceuticals Holding I S.a r.l.	Luxembourg	Indirect
Luxembourg Endo Specialty Pharmaceuticals Holding II S.a r.l.	Luxembourg	Indirect
Paladin Labs Canadian Holding Inc.	Canada	Indirect
Paladin Labs Inc.	Canada	Indirect
Par Pharmaceutical 2, Inc.	Delaware	Indirect
Par Pharmaceutical Companies, Inc.	Delaware	Indirect
Par Pharmaceutical Holdings, Inc.	Delaware	Indirect
Par Pharmaceutical, Inc. (doing business as Par Pharmaceutical)	New York	Indirect
Par Sterile Products, LLC	Delaware	Indirect
Par Two, Inc.	Delaware	Indirect
Vintage Pharmaceuticals, LLC	Delaware	Indirect